                                                Filed Pursuant To Rule 424(b)(3)
                                                      Registration No. 333-64337

PROSPECTUS SUPPLEMENT
To Prospectus dated March 15, 1999 and
Prospectus Supplement dated March 17, 1999

                                  $560,738,000

                          KEY AUTO FINANCE TRUST 1999-1
                 $108,000,000 CLASS A-1 4.96% ASSET BACKED NOTES $149,800,000 CLASS A-2 5.273%ASSET BACKED NOTES $96,300,000 CLASS A-3 5.63% ASSET BACKED NOTES $140,700,000 CLASS A-4 5.83% ASSET BACKED NOTES
                  $38,703,000 CLASS B 6.00% ASSET BACKED NOTES
                  $27,235,000 CLASS C 7.08% ASSET BACKED NOTES

                       KEY CONSUMER ACCEPTANCE CORPORATION
                                     SELLER

                       KEY BANK USA, NATIONAL ASSOCIATION
                                    SERVICER

The Prospectus dated March 15, 1999 and the Prospectus Supplement dated March 17, 1999 are hereby amended and supplemented as indicated below. Terms used herein and not otherwise defined have the meanings given to them in the Prospectus and the Prospectus Supplement.

Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the Notes, the following portions of the Prospectus and the Prospectus Supplement do not apply and are deemed deleted from such documents to the extent the documents are used for market-making transactions:

         (a) the pricing table and related footnotes on the front cover page of the Prospectus Supplement and the sentences on the front cover page of the Prospectus Supplement with respect to the purchase of the Notes by the Underwriters from the Seller and the issuance thereof;

         (b) the paragraph on the inside front cover of the Prospectus Supplement regarding the obligation of dealers to deliver a prospectus and a prospectus supplement; and

         (c) the "Underwriting" section of the Prospectus Supplement.

                               -------------------

This Supplement to the Prospectus and the Prospectus Supplement is to be used by McDonald Investments in connection with offers and sales from time to time related to market-making transactions in the Notes in which McDonald Investments acts as principal. McDonald Investments may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale.

                               ------------------

                              MCDONALD INVESTMENTS
                                A KeyCorp Company

                   Prospectus Supplement dated August 4, 2000

The "Underwriting" section of the Prospectus Supplement is replaced with the following:

                              PLAN OF DISTRIBUTION

         The Seller does not intend to apply for listing of the Notes on a national securities exchange, but has been advised by McDonald Investments Inc. ("McDonald Investments") that it may make a market in the Notes. McDonald Investments is not obligated, however, to make a market in the Notes and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

         After the initial distribution of the Notes by Credit Suisse First Boston Corporation and McDonald Investments, the Prospectus and the Prospectus Supplements may be used by McDonald Investments, a subsidiary of KeyCorp and an affiliate of the Seller and the Servicer, or its successors, in connection with offers and sales relating to market making transactions in the Notes. McDonald Investments may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Any obligation of McDonald Investments are the sole obligations of McDonald Investments and do not create any obligations on the part of any affiliate of McDonald Investments. McDonald Investments is a member of the New York Stock Exchange.

         McDonald Investments may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, McDonald Investments may create a short position in the Notes for its own account. McDonald Investments may bid for and purchase Notes in the open market to cover such short positions. In addition, McDonald Investments may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. McDonald Investments is not required to engage in these activities, and may end these activities at any time.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from Credit Suisse First Boston Corporation and McDonald Investments.

         In the ordinary course of their respective businesses, Credit Suisse First Boston Corporation and McDonald Investments and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller and its affiliates.

The following section shall be inserted immediately following the section labelled "Ratings Of The Notes" in the Prospectus Supplement:

                             ADDITIONAL INFORMATION

         For additional information regarding the activities of the Trust through May 31, 2000, we refer you to the Servicer Report attached as Annex A.

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT

Servicer:  Key Bank USA, N.A.
Indenture Trustee: Bankers Trust Company
Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   May 1, 2000 to May 31, 2000
Distribution Date:   June 15, 2000

                                                         INPUTS
                                                         ------

I. ORIGINAL DEAL PARAMETER INPUTS                                    KEYBANK            AFG                       TOTAL
---------------------------------                                    -------            ---                       -----
     (A) Total Portfolio Balance                                    $501,376,488.59   $53,947,764.26              $555,324,252.85
     (B) Total Securities Balance                                                                                 $573,372,290.00
     (C) Class A-1 Notes
        (i)   Class A-1 Notes Balance                                                                             $108,000,000.00
        (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                                         18.84%
        (iii) Class A-1 Notes Rate                                                                                          4.96%
        (iv) Class A-1 Notes Rate Cap                                                                                         N/A
        (v)  Class A-1 Notes Accrual Basis                                                                             Actual/360
     (D) Class A-2 Notes
        (i)   Class A-2 Notes Balance                                                                             $149,800,000.00
        (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                                         26.13%
        (iii) Class A-2 Notes Rate                                                                                         5.273%
        (iv) Class A-2 Notes Rate Cap                                                                                         N/A
        (v)  Class A-2 Notes Accrual Basis                                                                             Actual/360
     (E) Class A-3 Notes
        (i)   Class A-3 Notes Balance                                                                              $96,300,000.00
        (ii)  Class A-3 Notes Percentage (E(i)/B)                                                                          16.80%
        (iii) Class A-3 Notes Rate                                                                                          5.63%
        (iv) Class A-3 Notes Rate Cap                                                                                         N/A
        (v)  Class A-3 Notes Accrual Basis                                                                                 30/360
     (F) Class A-4 Notes
        (i)   Class A-4 Notes Balance                                                                             $140,700,000.00
        (ii)  Class A-4 Notes Percentage (F(i)/IB)                                                                         24.54%
        (iii) Class A-4 Notes Rate                                                                                          5.83%
        (iv) Class A-4 Notes Rate Cap                                                                                         N/A
        (v)  Class A-4 Notes Accrual Basis                                                                                 30/360
     (G) Class B Notes
        (i)   Class B Notes Balance                                                                                $38,703,000.00
        (ii)  Class B Notes Percentage (I(i)/IB)                                                                            6.75%
        (iii) Class B Notes Rate                                                                                            6.00%
        (iv) Class B Notes Rate Cap                                                                                           N/A
        (v)  Class B Notes Accrual Basis                                                                                   30/360
     (H) Class C Notes
        (i)   Class C Notes Balance                                                                                $27,235,000.00
        (ii)  Class C Notes Percentage (J(i)/IB)                                                                            4.75%
        (iii) Class C Notes Rate                                                                                            7.08%
        (iv) Class C Notes Rate Cap                                                                                           N/A
        (v)  Class C Notes Accrual Basis                                                                                   30/360

     (I) Certificates

May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT


        (i)   Certificates Balance                                                                                $12,634,290.00
        (ii)  Certificates Percentage (K(i)/IB)                                                                            2.20%
        (iii) Certificates Rate                                                                                            9.38%
        (iv) Certificates Rate Cap                                                                                           N/A
        (v)  Certificates Accrual Basis                                                                                   30/360
     (J) Servicing Fee Rate                                                                                                1.00%
     (K) Portfolio Summary
        (i)   Weighted Average Coupon (WAC)                                                                               11.40%
        (ii)  Weighted Average Original Maturity (WAOM)                                                               64.26 Mos.
        (iii) Weighted Average Remaining Maturity (WAM)                                                               61.28 Mos.
        (iv) Number of Receivables                                                                                        36,548
     (L) Reserve Account
        (i)   Reserve Account Initial Deposit Percentage                                                                   3.00%
        (ii)  Reserve Account Initial Deposit                                                                     $16,659,728.00
        (iii) Specified Reserve Account Balance
            (a) Percent of Remaining Securities Balance                                                                    3.00%
            (b) Floor Percent                                                                                              1.50%

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                    KEYBANK                   AFG               TOTAL
-------------------------------------------------                    -------                   ---               -----
     (A) Total Portfolio Balance                                    $317,876,824.19          $32,547,949.16      $350,424,773.35
     (B) Total Securities Balance                                                                                $350,424,773.36
     (C) Cumulative Note and Certificate Pool Factor                                                                   0.6111645
     (D) Class A-1 Notes
        (i)   Class A-1 Notes Balance                                                                                      $0.00
        (ii)  Class A-1 Notes Pool Factor                                                                              0.0000000
        (iii) Class A-1 Notes Interest Carryover Shortfall                                                                 $0.00
        (iv) Class A-1 Notes Principal Carryover Shortfall                                                                 $0.00
     (E) Class A-2 Notes
        (i)   Class A-2 Notes Balance                                                                             $53,757,733.95
        (ii)  Class A-2 Notes Pool Factor                                                                              0.3588634
        (iii) Class A-2 Notes Interest Carryover Shortfall                                                                 $0.00
        (iv) Class A-2 Notes Principal Carryover Shortfall                                                                 $0.00
     (F) Class A-3 Notes
        (i)   Class A-3 Notes Balance                                                                             $96,300,000.00
        (ii)  Class A-3 Notes Pool Factor                                                                              1.0000000
        (iii) Class A-3 Notes Interest Carryover Shortfall                                                                 $0.00
        (iv) Class A-3 Notes Principal Carryover Shortfall                                                                 $0.00
     (G) Class A-4 Notes
        (i)   Class A-4 Notes Balance                                                                            $140,700,000.00
        (ii)  Class A-4 Notes Pool Factor                                                                              1.0000000
        (iii) Class A-4 Notes Interest Carryover Shortfall                                                                 $0.00
        (iv) Class A-4 Notes Principal Carryover Shortfall                                                                 $0.00

     (H) Class B Notes
        (i)   Class B Notes Balance                                                                               $29,093,062.51
        (ii)  Class B Notes Pool Factor                                                                                0.7517004
        (iii) Class B Notes Interest Carryover Shortfall                                                                   $0.00
        (iv) Class B Notes Principal Carryover Shortfall                                                                   $0.00
     (I) Class C Notes

May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT






        (i)   Class C Notes Balance
        (ii)  Class C Notes Pool Factor
        (iii) Class C Notes Interest Carryover Shortfall
        (iv) Class C Notes Principal Carryover Shortfall
     (J) Certificates
        (i)   Certificates Balance
        (ii)  Certificates Pool Factor
        (iii) Certificates Interest Carryover Shortfall
        (iv) Certificates Principal Carryover Shortfall
     (K) Servicing Fee
        (i)   Servicing Fee Shortfall
     (L) End of Prior Month Account Balances
        (i)   Reserve Account
        (iii) Payahead Account
     (M)Net Losses on Receivables as of End of Prior Month KEYBANK                                            KEYBANK
                                                                                                              -------
        (i)   Cumulative Net Losses for All Prior Periods                                                $7,087,703.79
        (ii)  Net Losses for Second Preceding Period                                                     $2,330,094.33
        (iii) Net Loss Ratio for Second Preceding Period
        (iii) Net Losses for Preceding Period                                                             ($147,174.79)
        (iv)  Net Loss Ratio for Proceding Period

     (N) Delinquencies as of End of Prior Month                                                               KEYBANK
                                                                                                              -------
        (i)   Delinquency Ratio for Preceding Period
        (ii)  Delinquency Ratio for Second Preceding Period
     (O) Portfolio Summary as of End of Prior Month
        (i)   Weighted Average Coupon (WAC)                                                                     10.44%
        (ii)  Weighted Average Remaining Maturity (WAM)                                                     47.67 Mos.
        (iii) Number of Receivables                                                                             24,919

III. MONTHLY INPUTS FROM THE MAINFRAME
--------------------------------------
     (A) Principal                                                                                           KEYBANK
                                                                                                             -------
        (i)   Principal Collections                                                                     $10,827,987.56
        (ii)  Prepayments in Full                                                                                $0.00
        (iii) Repurchased Loan Proceeds Related to Principal                                                     $0.00
        (iv) Other Refunds Related to Principal                                                                  $0.00
     (B) Interest
        (i)   Interest Collections                                                                       $2,878,126.17
        (ii)  Repurchased Loan Proceeds Related to Interest                                                      $0.00
     (C) Payahead Account
        (i)  Payments Applied                                                                                    $0.00
        (ii) Additional Payaheads                                                                                $0.00
        (iii) Net Addition to Payahead Account                                                                   $0.00
     (D) Portfolio Summary as of End of Month
        (i)   Weighted Average Coupon (WAC)                                                                     10.44%
        (ii)  Weighted Average Remaining Maturity (WAM)                                                     46.72 Mos.
        (iii) Remaining Number of Receivables                                                                   24,434
        (iv) Remaining Portfolio Balance                                                               $306,627,840.71
     (E) Delinquent Receivables                                            KEYBANK                AFG
                                                                -----------------------  -----------------------------
        (i)  30-59 Days Delinquent ($)                          $9,319,390.03    3.04%   $773,121.11             2.47%




        (i)   Class C Notes Balance                                                                    $20,472,561.76
        (ii)  Class C Notes Pool Factor                                                                     0.7517005
        (iii) Class C Notes Interest Carryover Shortfall                                                        $0.00
        (iv) Class C Notes Principal Carryover Shortfall                                                        $0.00
     (J) Certificates
        (i)   Certificates Balance                                                                     $10,101,415.14
        (ii)  Certificates Pool Factor                                                                      0.7995238
        (iii) Certificates Interest Carryover Shortfall                                                         $0.00
        (iv) Certificates Principal Carryover Shortfall                                                         $0.00
     (K) Servicing Fee                                                                                          $0.00
        (i)   Servicing Fee Shortfall                                                                           $0.00
     (L) End of Prior Month Account Balances
        (i)   Reserve Account                                                                          $10,512,743.20
        (iii) Payahead Account                                                                             $26,182.55
     (M) Net Losses on Receivables as of End of Prior Month              AFG                         TOTAL
                                                                         ---                         -----
        (i)   Cumulative Net Losses for All Prior Periods        $4,372,400.42                         $11,460,104.21
        (ii)  Net Losses for Second Preceding Period               $269,118.75                          $2,599,213.08
        (iii) Net Loss Ratio for Second Preceding Period                                                    0.0068485
        (iii) Net Losses for Preceding Period                      $243,389.80                             $96,215.01
        (iv) Net Loss Ratio for Proceding Period                                                            0.0002653

     (N) Delinquencies as of End of Prior Month                          AFG                         TOTAL
                                                                         ---                         -----
        (i)   Delinquency Ratio for Preceding Period                                                        0.0177675
        (ii)  Delinquency Ratio for Second Preceding Period                                                 0.0138553
     (O) Portfolio Summary as of End of Prior Month
        (i)   Weighted Average Coupon (WAC)                             19.70%                                 11.30%
        (ii)  Weighted Average Remaining Maturity (WAM)             42.77 Mos.                             47.21 Mos.
        (iii) Number of Receivables                                      3,135                                 28,054

III. MONTHLY INPUTS FROM THE MAINFRAME
--------------------------------------
     (A) Principal                                                       AFG                         TOTAL
                                                                         ---                         -----
        (i)   Principal Collections                                $541,042.92                          $11,369,030.48
        (ii)  Prepayments in Full                                  $438,598.09                             $438,598.09
        (iii) Repurchased Loan Proceeds Related to Principal             $0.00                                   $0.00
        (iv) Other Refunds Related to Principal                          $0.00                                   $0.00
     (B) Interest
        (i)   Interest Collections                                 $536,685.90                           $3,414,812.07
        (ii)  Repurchased Loan Proceeds Related to Interest              $0.00                                   $0.00
     (C) Payahead Account
        (i)  Payments Applied                                        $9,805.92                               $9,805.92
        (ii) Additional Payaheads                                        $0.00                                   $0.00
        (iii) Net Addition to Payahead Account                      ($9,805.92)                             ($9,805.92)
     (D) Portfolio Summary as of End of Month
        (i)   Weighted Average Coupon (WAC)                             19.69%                                  11.30%
        (ii)  Weighted Average Remaining Maturity (WAM)              41.79 Mos.                             46.27 Mos.
        (iii) Remaining Number of Receivables                            3,062                                  27,496
        (iv) Remaining Portfolio Balance                        $31,299,310.78                         $337,927,151.49
     (E) Delinquent Receivables                                                   TOTAL
                                                                ------------------------------------------------------
        (i)  30-59 Days Delinquent ($)                          $10,092,511.14                                   2.99%



May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT




        (ii)  60-89 Days Delinquent ($)                                  $3,815,194.01                1.24%           $28,252.98
        (iii) 90 Days or More Delinquent ($)                             $2,599,517.68                0.85%                $0.00
        (iv) Financed Vehicles Repossessed but not yet charged off               $0.00                0.00%          $298,541.92
                                                                    -------------------  -------------------   ------------------
        (v) Total ($)                                                   $15,734,101.72                5.13%        $1,099,916.01
                                                                                    KEYBANK                              AFG
                                                                    ----------------------------------------   ------------------
        (i)  30-59 Days Delinquent (#)                                             665                2.72%                   71
        (ii)  60-89 Days Delinquent (#)                                            263                1.08%                    3
        (iii) 90 Days or More Delinquent (#)                                       184                0.75%                    0
        (iv) Financed Vehicles Repossessed but not yet charged off                   0                0.00%                   31
                                                                    -------------------  -------------------   ------------------
        (v) Total (#)                                                            1,112                4.55%                  105
     (F) Additional Receivables Transferred This Period
        (i)  Principal Balance
        (ii)  Weighted Average Coupon
        (iii)  Weighted Average Remaining Maturity
     (G) Recoveries from Prior Month Charge Offs

IV. INPUTS DERIVED FROM OTHER SOURCES
-------------------------------------
     (A) Reserve Account Investment Income
     (B) Payahead Account Investment Income
     (C) Collection Account Investment Income
     (D) Aggregate Net Losses for Collection Period
     (E) Net Loss Ratio for Collection Period
     (F) Gross Principal Balance of Defaulted Receivables
     (G) Gross Interest Balance of Defaulted Receivables
     (H) Gross Loss  for Collection Period
     (I) Net Loss and Liquidated Receivables Information
        (i)   Liquidation Proceeds Related to Principal
        (ii)  Liquidation Proceeds Related to Interest
     (J) Days in Accrual Period
     (K) Cumulative Turbo Amount
     (L) Supplemental Servicing Fees
     (M) Number of Contracts Defaulted During the Collection Period

                               MONTHLY COLLECTIONS
                               -------------------

V. INTEREST COLLECTIONS
-----------------------

     (A) Interest Collections
     (B) Repurchased Loan Proceeds Related to Interest
     (C) Recoveries from Prior Month Charge Offs
     (D) Total Interest Collections

VI. PRINCIPAL COLLECTIONS
-------------------------
     (A) Principal Payments Received
     (B) Repurchased Loan Proceeds Related to Principal
     (C) Other Refunds Related to Principal
     (D) Total Principal Collections

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS
---------------------------------------------




        (ii)  60-89 Days Delinquent ($)                                             0.09%           $3,843,446.99
        (iii) 90 Days or More Delinquent ($)                                        0.00%           $2,599,517.68
        (iv) Financed Vehicles Repossessed but not yet charged off                  0.95%             $298,541.92
                                                                    ----------------------   ---------------------
        (v) Total ($)                                                               3.51%          $16,834,017.73
                                                                          AFG
                                                                    ----------------------   ----------------------
        (i)  30-59 Days Delinquent (#)                                              2.32%                     736
        (ii)  60-89 Days Delinquent (#)                                             0.10%                     266
        (iii) 90 Days or More Delinquent (#)                                        0.00%                     184
        (iv) Financed Vehicles Repossessed but not yet charged off                  1.01%                      31
                                                                    ----------------------   --------------------
        (v) Total (#)                                                               3.43%                    1217
     (F) Additional Receivables Transferred This Period
        (i)  Principal Balance                                                      $1.00                   $0.00
        (ii)  Weighted Average Coupon                                               0.00%                   0.00%
        (iii)  Weighted Average Remaining Maturity                              0.00 Mos.               0.00 Mos.
     (G) Recoveries from Prior Month Charge Offs                              $285,438.69             $201,913.69

IV. INPUTS DERIVED FROM OTHER SOURCES                                             KEYBANK                     AFG
-------------------------------------                                             -------                     ---
     (A) Reserve Account Investment Income
     (B) Payahead Account Investment Income
     (C) Collection Account Investment Income
     (D) Aggregate Net Losses for Collection Period                           $135,557.23              $67,083.68
     (E) Net Loss Ratio for Collection Period                                    0.000426                0.002061
     (F) Gross Principal Balance of Defaulted Receivables                     $420,995.92             $268,997.37
     (G) Gross Interest Balance of Defaulted Receivables                          $213.97                   $0.00
     (H) Gross Loss  for Collection Period                                    $421,209.89             $268,997.37
     (I) Net Loss and Liquidated Receivables Information
        (i)   Liquidation Proceeds Related to Principal                       $285,438.69             $201,913.69
        (ii)  Liquidation Proceeds Related to Interest                              $0.00                   $0.00
     (J) Days in Accrual Period
     (K) Cumulative Turbo Amount
     (L) Supplemental Servicing Fees
     (M) Number of Contracts Defaulted During the Collection Period                    27                      29

                               MONTHLY COLLECTIONS
                               -------------------

V. INTEREST COLLECTIONS                                                           KEYBANK                     AFG
-----------------------                                                           -------                     ---
     (A) Interest Collections                                               $2,878,126.17             $536,685.90
     (B) Repurchased Loan Proceeds Related to Interest                              $0.00                   $0.00
     (C) Recoveries from Prior Month Charge Offs                              $285,438.69             $201,913.69

                                                                    ----------------------   ---------------------
     (D) Total Interest Collections                                         $3,163,564.86             $738,599.59

VI. PRINCIPAL COLLECTIONS
-------------------------
     (A) Principal Payments Received                                       $10,827,987.56             $979,641.01
     (B) Repurchased Loan Proceeds Related to Principal                              0.00                    0.00
     (C) Other Refunds Related to Principal                                          0.00                    0.00
                                                                    ----------------------   ---------------------
     (D) Total Principal Collections                                       $10,827,987.56             $979,641.01

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS                              $13,991,552.42           $1,718,240.60
---------------------------------------------


        (ii)  60-89 Days Delinquent ($)                                                    1.14%
        (iii) 90 Days or More Delinquent ($)                                               0.77%
        (iv) Financed Vehicles Repossessed but not yet charged off                         0.09%
                                                                      --------------------------
        (v) Total ($)                                                                      4.98%
                                                                     TOTAL
                                                                    ----------------------------
        (i)  30-59 Days Delinquent (#)                                                     2.68%
        (ii)  60-89 Days Delinquent (#)                                                    0.97%
        (iii) 90 Days or More Delinquent (#)                                               0.67%
        (iv) Financed Vehicles Repossessed but not yet charged off                         0.11%
                                                                      --------------------------
        (v) Total (#)                                                                      4.43%
     (F) Additional Receivables Transferred This Period
        (i)  Principal Balance                                                             $1.00
        (ii)  Weighted Average Coupon                                                      0.00%
        (iii)  Weighted Average Remaining Maturity                                     0.00 Mos.
     (G) Recoveries from Prior Month Charge Offs                                     $487,352.38

IV. INPUTS DERIVED FROM OTHER SOURCES                                                      TOTAL
-------------------------------------                                                      -----
     (A) Reserve Account Investment Income                                            $45,833.94
     (B) Payahead Account Investment Income                                               $65.65
     (C) Collection Account Investment Income                                          $7,288.61
     (D) Aggregate Net Losses for Collection Period                                  $202,640.91
     (E) Net Loss Ratio for Collection Period                                           0.000578
     (F) Gross Principal Balance of Defaulted Receivables                            $689,993.29
     (G) Gross Interest Balance of Defaulted Receivables                                 $213.97
     (H) Gross Loss  for Collection Period                                           $690,207.26
     (I) Net Loss and Liquidated Receivables Information
        (i)   Liquidation Proceeds Related to Principal                              $487,352.38
        (ii)  Liquidation Proceeds Related to Interest                                     $0.00
     (J) Days in Accrual Period                                                          31 Days
     (K) Cumulative Turbo Amount                                                   18,048,037.14
     (L) Supplemental Servicing Fees                                                        0.00
     (M) Number of Contracts Defaulted During the Collection Period                           56

                               MONTHLY COLLECTIONS
                               -------------------

V. INTEREST COLLECTIONS                                                                    TOTAL
-----------------------                                                                    -----
                                                                       --------------------------
     (A) Interest Collections                                                      $3,414,812.07
     (B) Repurchased Loan Proceeds Related to Interest                                     $0.00
     (C) Recoveries from Prior Month Charge Offs                                     $487,352.38
                                                                       --------------------------
     (D) Total Interest Collections                                                $3,902,164.45

VI. PRINCIPAL COLLECTIONS
-------------------------
     (A) Principal Payments Received                                              $11,807,628.57
     (B) Repurchased Loan Proceeds Related to Principal                                     0.00
     (C) Other Refunds Related to Principal                                                 0.00
                                                                    -  --------------------------
     (D) Total Principal Collections                                              $11,807,628.57

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS                                     $15,709,793.02
---------------------------------------------

May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT



                              MONTHLY DISTRIBUTIONS
                              ---------------------
                                                                                                                     Per $1,000
VIII. FEE DISTRIBUTIONS                                                                                              OF SECURITIES
-----------------------                                                                                              -------------
     (A) Servicing Fee
        (i)   Servicing Fee Due                                                                             $292,020.64
        (ii)  Servicing Fee Paid (after reserve fund draw)                                                   292,020.64      $0.53
                                                                                              --------------------------
        (iii) Servicing Fee Shortfall (after reserve fund draw)                                                   $0.00

IX. INTEREST DISTRIBUTIONS
--------------------------
     (A) Class A-1 Notes
        (i)   Class A-1 Notes Interest Due                                                                        $0.00
        (ii)  Class A-1 Notes Interest Paid (after reserve fund draw)                                              0.00     #DIV/0!
                                                                                              --------------------------
        (iii) Class A-1 Notes Interest Shortfall (after reserve fund draw)                                        $0.00
     (B) Class A-2 Notes
        (i)   Class A-2 Notes Interest Due                                                                  $244,094.46
        (ii)  Class A-2 Notes Interest Paid (after reserve fund draw)                                        244,094.46      $4.54
                                                                                              --------------------------
        (iii) Class A-2 Notes Interest Shortfall (after reserve fund draw)                                        $0.00
     (C) Class A-3 Notes                                                                                              0
        (i)   Class A-3 Notes Interest Due                                                                  $451,807.50
        (ii)  Class A-3 Notes Interest Paid (after reserve fund draw)                                        451,807.50      $4.69
                                                                                              --------------------------
        (iii) Class A-3 Notes Interest Shortfall (after reserve fund draw)                                        $0.00
     (D) Class A-4 Notes
        (i)   Class A-4 Notes Interest Due                                                                  $683,567.50
        (ii)  Class A-4 Notes Interest Paid (after reserve fund draw)                                        683,567.50      $4.86
                                                                                              --------------------------
        (iii) Class A-4 Notes Interest Shortfall (after reserve fund draw)                                        $0.00
     (E) Class B Notes
        (i)   Class B Notes Interest Due                                                                    $145,465.31
        (ii)  Class B Notes Interest Paid (after reserve fund draw)                                          145,465.31      $5.00
                                                                                              --------------------------
        (iii) Class B Notes Interest Shortfall (after reserve fund draw)                                          $0.00
     (F) Class C Notes
        (i)   Class C Notes Interest Due                                                                    $120,788.11
        (ii)  Class C Notes Interest Paid (after reserve fund draw)                                          120,788.11      $5.90
                                                                                              --------------------------
        (iii) Class C Notes Interest Shortfall (after reserve fund draw)                                          $0.00
     (G) Total Note Interest
        (i)   Total Note Interest Due                                                                     $1,645,722.88
        (ii)  Total Note Interest Paid (after reserve fund draw)                                           1,645,722.88      $4.84
                                                                                              --------------------------
        (iii) Total Note Interest Shortfall (after reserve fund draw)                                             $0.00
     (H) Certificates
        (i)   Certificates Interest Due                                                                      $78,959.40
        (ii)  Certificates Monthly Interest Paid (after reserve fund draw)                                    78,959.40      $7.82
                                                                                              --------------------------
        (iii) Certificates Monthly Interest Shortfall (after reserve fund draw)                                   $0.00
     (I) Total Note and Certificate Interest
        (i)   Total Note and Certificate Interest Due                                                     $1,724,682.28
        (ii)  Total Note and Certificate Interest Paid (after reserve fund draw)                           1,724,682.28      $4.92
                                                                                              --------------------------
        (iii) Total Note and Certificate Interest Shortfall (after reserve
               fund draw)                                                                                        $0.00

X. PRINCIPAL DISTRIBUTIONS
--------------------------
     (A) Noteholders' Principal Distribution Amounts


May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT



        (i) Total Regular Principal Distribution Amount                                          $12,497,621.86
        (ii)  Total Accelerated Principal Distribution Amount                                             $0.01
        (iii) Total Principal Distribution Amount                                                $12,497,621.87
     (B) Class A-1 Notes Principal
        (i)   Class A-1 Notes Principal Due                                                               $0.00
        (ii)  Class A-1 Notes Principal Paid (after reserve fund draw)                                     0.00
                                                                                             -------------------
        (iii) Class A-1 Notes Principal Shortfall (after reserve fund draw)                               $0.00
        (iv) Class A-1 Notes Accelerated Principal from Excess Interest Distribution Amount               $0.00
        (v)  Class A-1 NotesTotal Principal Paid                                                          $0.00      $0.00
     (C) Class A-2 Notes Principal
        (i)   Class A-2 Notes Principal Due                                                      $10,442,156.20
        (ii)  Class A-2 Notes Principal Paid (after reserve fund draw)                            10,442,156.20
                                                                                             -------------------
        (iii) Class A-2 Notes Principal Shortfall (after reserve fund draw)                               $0.00
        (iv) Class A-2 Notes Accelerated Principal from Excess Interest Distribution Amount               $0.01
                                                                                             -------------------
        (v)  Class A-2 NotesTotal Principal Paid                                                 $10,442,156.21      $18.21
     (D) Class A-3 Notes Principal
        (i)   Class A-3 Notes Principal Due                                                               $0.00
        (ii)  Class A-3 Notes Principal Paid (after reserve fund draw)                                     0.00
                                                                                             -------------------
        (iii) Class A-3 Notes Principal Shortfall (after reserve fund draw)                               $0.00
        (iv) Class A-3 Notes Accelerated Principal from Excess Interest Distribution Amount               $0.00
                                                                                             -------------------
        (v)  Class A-3 NotesTotal Principal Paid                                                          $0.00      $0.00
     (E) Class A-4 Notes Principal
        (i)   Class A-4 Notes Principal Due                                                               $0.00
        (ii)  Class A-4 Notes Principal Paid (after reserve fund draw)                                     0.00
                                                                                             -------------------
        (iii) Class A-4 Notes Principal Shortfall (after reserve fund draw)                               $0.00
        (iv) Class A-4 Notes Accelerated Principal from Excess Interest Distribution Amount               $0.00
                                                                                             -------------------
        (v)  Class A-4 NotesTotal Principal Paid                                                          $0.00      $0.00
     (F) Class B Notes Principal
        (i)   Class B Notes Principal Due                                                         $1,044,836.53
        (ii)  Class B Notes Principal Paid (after reserve fund draw)                               1,044,836.53
                                                                                             -------------------
        (iii) Class B Notes Principal Shortfall (after reserve fund draw)                                 $0.00
        (iv) Class B Notes Accelerated Principal from Excess Interest Distribution Amount                 $0.00
                                                                                             -------------------
        (v)  Class B NotesTotal Principal Paid                                                    $1,044,836.54      $1.82
     (G) Class C Notes Principal
        (i)   Class C Notes Principal Due                                                           $735,243.34
        (ii)  Class C Notes Principal Paid (after reserve fund draw)                                 735,243.34
                                                                                             -------------------
        (iii) Class C Notes Principal Shortfall (after reserve fund draw)                                 $0.00
        (iv) Class C Notes Accelerated Principal from Excess Interest Distribution Amount                 $0.00
                                                                                             -------------------
        (v)  Class C NotesTotal Principal Paid                                                      $735,243.34      $1.28
     (H) Total Notes Principal
        (i)   Total Notes Principal Due                                                          $12,222,236.07
        (ii)  Total Notes Principal Paid (after reserve fund draw)                                12,222,236.07
                                                                                             -------------------
        (iii) Total Notes Principal Shortfall (after reserve fund draw)                                   $0.00
        (iv) Total Notes Accelerated Principal from Excess Interest Distribution Amount                   $0.01
                                                                                             -------------------
        (v)  Total Notes Principal Paid                                                          $12,222,236.08      $21.32
     (I) Certificates Principal
        (i)   Certificates Principal Due                                                            $275,385.79
        (ii)  Certificates Principal Paid (after reserve fund draw)                                  275,385.79
                                                                                             -------------------
        (iii) Certificates Principal Shortfall (after reserve fund draw)                                  $0.00


May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT

        (iv) Class Certificates Accelerated Principal from
              Excess Interest Distribution Amount                                                       $0.00
                                                                                           --------------------
        (v)  Class Certificates NotesTotal Principal Paid                                          $275,385.79      $0.48
     (J) Total Notes and Certificates Principal
        (i)   Total Notes and Certificates Principal Due                                        $12,497,621.86
        (ii)  Total Notes and Certificates Principal Paid
              (after reserve fund draw)                                                          12,497,621.86
                                                                                           --------------------
        (iii) Total Notes and Certificates Principal Shortfall
              (after reserve fund draw)                                                                  $0.00
        (iv) Total Notes and Certificates Accelerated Principal
              from Excess Interest Distribution Amount                                                   $0.01
                                                                                           --------------------
        (v)  Total Notes and Certificates Principal Paid                                        $12,497,621.87      $21.80
     (K) Supplemental Servicing Fees
        (i)   Supplemental Servicing Fees Due                                                            $0.00
        (ii)  Supplemental Servicing Fees Paid                                                            0.00
                                                                                           --------------------
        (iii) Supplemental Servicing Fees Shortfall                                                      $0.00


                              DISTRIBUTIONS SUMMARY
                              ---------------------
     (A) Total Collections                                                                      $15,709,793.02
     (B) Amount of Draw from Reserve Account                                                              0.00
     (C) Amount of Release from Reserve Account                                                           0.01
     (D) Total Amount Available for Distribution                                                 15,709,793.03
     (E) Required Distributions                                                                  14,514,324.79
     (F) Amount of Deposit into Reserve Account                                                           0.00
     (G) Amount Released to Issuer                                                                1,195,468.24
     (H) Total Distributions                                                                     15,709,793.03
                         PORTFOLIO AND SECURITY SUMMARY
                         ------------------------------
                                                                          Beginning             End
XI. POOL BALANCES AND PORTFOLIO INFORMATION                               of Period          of Period
-------------------------------------------
                                                                     --------------------- --------------------
     (A) Balances and Principal Factors
        (i)    Aggregate Balance of Notes                                 $340,323,358.22      $328,101,122.14
        (ii)   Note Pool Factor                                                 0.6111645            0.5851238
        (iii)  Class A-1 Notes Balance                                               0.00                 0.00
        (iv)   Class A-1 Notes Pool Factor                                      0.0000000            0.0000000
        (v)    Class A-2 Notes Balance                                      53,757,733.95        43,315,577.74
        (vi)   Class A-2 Notes Pool Factor                                      0.3588634            0.2891561
        (vii)  Class A-3 Notes Balance                                      96,300,000.00        96,300,000.00
        (viii) Class A-3 Notes Pool Factor                                      1.0000000            1.0000000
        (ix)  Class A-4 Notes Balance                                      140,700,000.00       140,700,000.00
        (x)   Class A-4 Notes Pool Factor                                       1.0000000            1.0000000
        (xi)    Class B Notes Balance                                       29,093,062.51        28,048,225.97
        (xii)   Class B Notes Pool Factor                                       0.7517004            0.7247042
        (xiii)    Class C Notes Balance                                     20,472,561.76        19,737,318.42
        (xiv)   Class C Notes Pool Factor                                       0.7517005            0.7247042
        (xv)   Certificates Balance                                         10,101,415.14         9,826,029.35
        (xvi)    Certificates Pool Factor                                       0.7995238            0.7777271
        (xvii)   Total Principal Balance of Notes and Certificates         350,424,773.36       337,927,151.49
     (B) Portfolio Information
        (i)   Weighted Average Coupon (WAC)                                        11.30%               11.30%
        (ii)  Weighted Average Remaining Maturity (WAM)                        47.21 Mos.           46.27 Mos.
        (iii) Remaining Number of Receivables                                      28,054               27,496
        (iv)  Portfolio Receivable Balance                                $350,424,773.35      $337,927,151.49


May 2000 Collection Period

                         KEY AUTO FINANCE TRUST 1999-1
                                SERVICING REPORT

                              SUMMARY OF ACCOUNTS
                              -------------------


XII. RECONCILIATION OF RESERVE ACCOUNT
--------------------------------------
     (A) Beginning Reserve Account Balance
     (B) Draws
        (i)   Draw for Servicing Fee
        (ii)  Draw for Interest
        (iii) Draw for Principal
     (C) Excess Interest Deposited into the Reserve Account
     (D) Reserve Account Balance Prior to Release
     (E) Reserve Account Required Amount
     (F) Reserve Account Availabe to Release to Turbo
     (G) Reserve Account Release to Seller
     (H) Ending Reserve Account Balance

XIII. RECONCILIATION OF PAYAHEAD ACCOUNT
----------------------------------------
     (A) Beginning Payahead Account Balance
     (B)  Payments Applied                                                                                            $0.00
     (C) Additional Payaheads                                                                                         $0.00
     (D) Net Addition to Payahead Account                                                                             $0.00
     (E)  Ending Payahead Account Balance

XIV. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
----------------------------------------------
     (A) Liquidated Contracts                                                                                KEYBANK
                                                                                                             -------
        (i)   Defaulted Contracts related to Principal                                                          $420,995.92
        (ii)  Defaulted Contracts related to Interest                                                               $213.97
        (iii) Recoveries on Previously Liquidated Contracts                                                      285,438.69
     (B) Aggregate Net Losses for Collection Period                                                              135,557.23
     (C) Net Loss Rate for Collection Period (annualized)                                                         0.0012402
     (D) Net Loss Ratio for Second Preceding Period
     (E) Net Loss Ratio for Proceding Period
     (F) Cumulative Net Losses for all Periods                                                                 7,223,261.02
     (G) Delinquent Receivables                                                   Dollar Amount %
                                                                                 ---------------------
        (i)  60-89 Days Delinquent                                                        0.0113736
        (ii) 90 Days or More Delinquent                                                   0.0076925
        (iii) Financed Vehicles Repossessed but not yet charged off                       0.0008835
        (iv) Total                                                                        0.0199496

XV. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE*
------------------------------------------------------------
     (A) Ratio of Aggregate Net Losses to the Average Pool Balance
        (i) Cumulative Net Losses
     (B) Ratio of Aggregate Balance of Contracts Delinquent 60 Days or
         More to the Outstanding Balance of Receivables.
        (i) Second Preceding Collection Period
        (ii) Preceding Collection Period
        (iii) Current Collection Period
        (iv) Three Month Average (Avg(i,ii,iii))
     (C) Loss and Delinquency Trigger Indicator Trigger was not hit.






XII. RECONCILIATION OF RESERVE ACCOUNT
     (A) Beginning Reserve Account Balance                                                               $10,512,743.20
     (B) Draws
        (i)   Draw for Servicing Fee                                                                               0.00
        (ii)  Draw for Interest                                                                                    0.00
        (iii) Draw for Principal                                                                                   0.00
     (C) Excess Interest Deposited into the Reserve Account                                                        0.00
     (D) Reserve Account Balance Prior to Release                                                         10,512,743.20
     (E) Reserve Account Required Amount                                                                  10,137,814.54   0.0300000
     (F) Reserve Account Availabe to Release to Turbo                                                              0.01
     (G) Reserve Account Release to Seller                                                                   374,928.65
     (H) Ending Reserve Account Balance                                                                   10,137,814.54

XIII. RECONCILIATION OF PAYAHEAD ACCOUNT
     (A) Beginning Payahead Account Balance                                                                  $26,182.55
     (B)  Payments Applied                                                           $9,805.92                $9,805.92
     (C) Additional Payaheads                                                            $0.00                    $0.00
     (D) Net Addition to Payahead Account                                           ($9,805.92)              ($9,805.92)
     (E)  Ending Payahead Account Balance                                                                    $16,376.63

XIV. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
     (A) Liquidated Contracts                                                     AFG                   TOTAL
                                                                                  ---                   -----
        (i)   Defaulted Contracts related to Principal                             $268,997.37              $689,993.29
        (ii)  Defaulted Contracts related to Interest                                    $0.00                  $213.97
        (iii) Recoveries on Previously Liquidated Contracts                         201,913.69               487,352.38
     (B) Aggregate Net Losses for Collection Period                                  67,083.68               202,640.91
     (C) Net Loss Rate for Collection Period (annualized)                            0.0123664                0.0017663
     (D) Net Loss Ratio for Second Preceding Period                                                           0.0068485
     (E) Net Loss Ratio for Proceding Period                                                                  0.0002653
     (F) Cumulative Net Losses for all Periods                                    4,439,484.10            11,662,745.12
     (G) Delinquent Receivables                                                                        Unit %
                                                                                                  ----------------------
        (i)  60-89 Days Delinquent                                                                            0.0096741
        (ii) 90 Days or More Delinquent                                                                       0.0066919
        (iii) Financed Vehicles Repossessed but not yet charged off                                           0.0011274
        (iv) Total                                                                                            0.0174935

XV. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE*
------------------------------------------------------------
     (A) Ratio of Aggregate Net Losses to the Average Pool Balance
        (i) Cumulative Net Losses                                                                             0.0210017
     (B) Ratio of Aggregate Balance of Contracts Delinquent 60 Days or
         More to the Outstanding Balance of Receivables.
        (i) Second Preceding Collection Period                                                                0.0138553
        (ii) Preceding Collection Period                                                                      0.0177675
        (iii) Current Collection Period                                                                       0.0199496
        (iv) Three Month Average (Avg(i,ii,iii))                                                              0.0171908
     (C) Loss and Delinquency Trigger Indicator Trigger was not hit.
                                                                                                    Trigger was not hit



     ---------------------------------------------------------------
     *Based on aggregate balances of Key Bank and AFG.

May 2000 Collection Period